Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
THIRD QUARTER 2015 RESULTS;
ANNOUNCES ADDITIONAL $100 MILLION SHARE
REPURCHASE AUTHORIZATION

LAKE ZURICH, ILLINOIS, October 28, 2015 - ACCO Brands Corporation (NYSE: ACCO), a world leader in branded school, office and consumer products, today reported its third quarter results for the period ended September 30, 2015.

"While we faced increasingly challenging international economic and currency environments, I'm pleased with our overall operational performance in the third quarter,” said Boris Elisman, president and chief executive officer, ACCO Brands. “Continuing expense discipline, productivity improvements and a strong North American back-to-school season helped partially offset the currency effects."

Third Quarter Results

Net sales decreased 12% to $413.6 million from $472.2 million in the prior-year quarter. On a constant currency basis, sales decreased 4%. Operating income decreased by $7.0 million to $54.8 million from $61.8 million in the prior year, primarily due to a $6.2 million impact from foreign currency translation. Net income was $32.6 million, or $0.30 per share, compared to net income of $34.2 million, or $0.29 per share, in the prior-year quarter. Adjusted net income declined 12% to $31.1 million, or $0.28 per share, from $35.2 million, or $0.30 per share, in the prior-year quarter. Cost savings and productivity improvements were offset by the negative impact of foreign currency translation of $0.05 per share and lower sales volume. During the quarter the company reduced its fully-diluted shares by 1.0 million.

Business Segment Highlights

ACCO Brands North America - Sales decreased 6% to $279.8 million from $297.4 million in the prior-year quarter. On a constant currency basis, sales decreased 4% primarily due to the timing of back-to-school sales compared to the prior year, lost product placements and reduced customer inventories. Operating income decreased to $48.4 million from $50.5 million in the prior-year quarter. Adjusted operating income decreased to $48.4 million from $50.0 million in the prior-year quarter, primarily due to foreign currency translation, which reduced operating income by $0.8 million, and lower sales volume.

ACCO Brands International - Sales decreased 26% to $104.3 million from $140.7 million in the prior-year quarter. On a constant currency basis, sales decreased 5% due to lower sales volume, particularly in Brazil and Europe, partially offset by price increases. Operating income was $11.3 million compared to $19.1 million in the prior-year quarter due to foreign currency translation, which reduced operating income by $4.7 million, and lower sales volume.

Computer Products - Sales decreased 13% to $29.5 million from $34.1 million in the prior-year quarter. On a constant currency basis, sales declined 6% due primarily to lower sales of tablet accessory products. Operating income was even with the prior year at $2.7 million. Adjusted operating income declined to $2.8 million from $3.6 million in the prior-year quarter, driven by $0.7 million of foreign currency translation.

Nine Month Results

Net sales decreased 11% to $1.10 billion compared to $1.23 billion in the prior-year nine-month period. On a constant currency basis, sales decreased 4% due to lower sales volume, partially offset by higher pricing of 3%. Net income was $54.5 million, or $0.49 per share, compared to net income of $47.7 million, or $0.41 per share, in the prior-year period. Adjusted net income increased 4% to $53.9 million, or $0.48 per share, from $51.6 million, or $0.44 per share, in the prior-year period. The improvement was the result of cost savings, productivity improvements and lower selling, general and administrative expenses, partially offset by foreign currency translation impact of $0.08 per share. During the nine-month period the company reduced its fully-diluted shares by 6.8 million.

Business Outlook

The company continues to expect 2015 adjusted earnings per share of $0.75-$0.78, inclusive of $0.13 negative impact from foreign currency translation (previously $0.10 negative impact), and the company continues to expect full-year free cash flow of approximately $140 million. The company has reduced its guidance for 2015 sales solely due to the effect from more negative foreign currency translation; the company now expects sales to decline low-double-digits, inclusive of currency.

New Share Repurchase Authorization

The company also announced that its board of directors approved an authorization to repurchase up to an additional $100 million in shares of its common stock. As of September 30, 2015 the company had $32.9 million remaining of its initial $100 million authorization, and with the new authorization has a combined $132.9 million available for future share repurchases.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis in this earnings release, we provide investors with certain non-GAAP financial measures, including “adjusted”

financial measures, earnings before interest, taxes and depreciation (“EBITDA”), free cash flow and net sales at constant currency. See our Supplemental Reconciliations of Adjusted Results, Supplemental Reconciliation of Operating Income to Adjusted EBITDA, Supplemental Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow, Supplemental Business Segment Information and Reconciliation and our Supplemental Net Sales Change Analysis, for a description of each of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. Adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, goodwill or other impairment charges, foreign currency fluctuation, and other one-time or non-recurring items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded school, office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements, which may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. In particular, our business outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers; the consolidation of our customers, including the merger of Office Depot and OfficeMax in late 2013 and the proposed acquisition of Office Depot by Staples; shifts in the channels of distribution of our products; challenges related to the highly competitive business segments in which we operate, including, low barriers to entry, customers who have the ability to source their own private label products, limited retail space, competitors’ strong brands, competition from imports from a range of countries, including countries with lower production costs and from a wide range of products and services, including electronic, digital and web-based products that can render obsolete or less desirable some of our products; our ability to develop innovative products and expand our business into adjacent categories; our ability to meet the competitive challenges faced by our Computer Products business which is characterized by rapid technological change, short product life cycles and a dependency on the introduction by third party manufacturers of new equipment to drive demand for the accessories it sells; commercial and consumer spending decisions during periods of economic uncertainty or weakness; a failure of our information technology systems or supporting infrastructure or an information security breach; our ability to successfully expand our business in emerging markets which generally involve more financial, operational, legal and compliance risks and create exposure to unstable political conditions, civil unrest and economic volatility; our ability to grow profitably through acquisitions; our failure to comply with customer contracts; the impact of regulatory requirements, litigation, regulatory actions or other legal claims or proceedings; the risks associated with outsourcing production of certain of our products and information systems; the decline in the use of certain of our products, especially paper-based dated time management and productivity tools; risks associated with our substantial indebtedness, including our significant debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; risks associated with seasonality, and foreign currency, interest rate and raw material and labor cost fluctuations; the impact of pension costs; any impairment of our goodwill or other intangible assets; the insolvency, bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
	September 30, 2015	December 31, 2014
(in millions of dollars)
Assets
Current assets:
Cash and cash equivalents	$70.9	$53.2
Accounts receivable, net	323.8	420.5
Inventories	251.6	229.9
Deferred income taxes	33.3	39.4
Other current assets	30.5	35.8
Total current assets	710.1	778.8
Total property, plant and equipment	529.4	547.7
Less accumulated depreciation	(318.8)	(312.2)
Property, plant and equipment, net	210.6	235.5
Deferred income taxes	29.2	31.7
Goodwill	498.1	544.9
Identifiable intangibles, net	525.5	571.4
Other non-current assets	53.2	64.1
Total assets	$2,026.7	$2,226.4
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$47.0	$0.8
Current portion of long-term debt	—	0.8
Accounts payable	132.0	159.1
Accrued compensation	32.7	36.6
Accrued customer program liabilities	87.6	111.8
Accrued interest	14.7	6.5
Other current liabilities	54.8	79.8
Total current liabilities	368.8	395.4
Long-term debt	779.0	799.0
Deferred income taxes	168.0	172.2
Pension and post-retirement benefit obligations	85.5	100.5
Other non-current liabilities	64.4	78.3
Total liabilities	1,465.7	1,545.4
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(11.8)	(5.9)
Paid-in capital	1,994.9	2,031.5
Accumulated other comprehensive loss	(424.6)	(292.6)
Accumulated deficit	(998.6)	(1,053.1)
Total stockholders' equity	561.0	681.0
Total liabilities and stockholders' equity	$2,026.7	$2,226.4

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$413.6	$472.2	$1,098.3	$1,229.3
Cost of products sold	279.9	318.9	757.7	856.3
Gross profit	133.7	153.3	340.6	373.0

Operating costs and expenses:
Advertising, selling, general and administrative expenses	74.1	85.6	219.4	249.4
Amortization of intangibles	4.8	5.4	14.9	16.9
Restructuring charges (credits)	—	0.5	(0.3)	1.6
Total operating costs and expenses	78.9	91.5	234.0	267.9

Operating income	54.8	61.8	106.6	105.1

Non-operating expense (income):
Interest expense	11.0	12.5	33.5	37.0
Interest income	(1.9)	(1.6)	(5.3)	(4.7)
Equity in earnings of joint ventures	(2.5)	(2.9)	(5.1)	(5.3)
Other expense, net	0.3	0.2	2.2	0.3

Income before income tax	47.9	53.6	81.3	77.8
Income tax expense	15.3	19.4	26.8	30.1
Net income	$32.6	$34.2	$54.5	$47.7

Per share:
Basic income per share	$0.30	$0.30	$0.50	$0.42

Diluted income per share	$0.30	$0.29	$0.49	$0.41

Weighted average number of shares outstanding:
Basic	108.0	114.4	109.7	114.2
Diluted	109.5	117.0	111.5	116.7

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in millions of dollars)	2015	2014
Operating activities
Net income	$54.5	$47.7
(Gain) loss on disposal of assets	(0.1)	0.6
Depreciation	24.7	26.8
Other non-cash charges	0.1	0.6
Amortization of debt issuance costs	2.5	2.9
Amortization of intangibles	14.9	16.9
Stock-based compensation	10.5	11.6
Loss on debt extinguishment	1.9	—
Equity in earnings of joint ventures, net of dividends received	(1.3)	(0.4)
Changes in balance sheet items:
Accounts receivable	40.7	72.3
Inventories	(37.3)	(37.5)
Other assets	(4.7)	(10.1)
Accounts payable	(18.3)	(23.2)
Accrued expenses and other liabilities	(36.1)	(49.0)
Accrued income taxes	17.7	8.3
Net cash provided by operating activities	69.7	67.5
Investing activities
Additions to property, plant and equipment	(21.4)	(21.1)
Proceeds from the disposition of assets	2.7	3.8
Net cash used by investing activities	(18.7)	(17.3)
Financing activities
Proceeds from long-term borrowings	300.0	—
Repayments of long-term debt	(320.1)	(25.1)
Borrowings of notes payable, net	46.2	0.8
Payments for debt issuance costs	(1.7)	(0.3)
Repurchases of common stock	(46.0)	(2.9)
Payments related to tax withholding for share-based compensation	(5.9)	(1.9)
Proceeds from the exercise of stock options	0.5	—
Net cash used by financing activities	(27.0)	(29.4)
Effect of foreign exchange rate changes on cash and cash equivalents	(6.3)	(1.8)
Net increase in cash and cash equivalents	17.7	19.0
Cash and cash equivalents
Beginning of the period	53.2	53.5
End of the period	$70.9	$72.5

ACCO Brands Corporation and Subsidiaries
Supplemental Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
		Adjusted				Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Items (A)		Adjusted	Reported	Adjusted
Net sales	$413.6				$472.2				(12)%
Cost of products sold	279.9				318.9				(12)%
Gross profit	133.7				153.3				(13)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	74.1				85.6				(13)%
Amortization of intangibles	4.8				5.4				(11)%
Restructuring charges	—				0.5	(0.5)	(A.1)	—	(100)%	NM
Total operating costs and expenses	78.9				91.5	(0.5)		91.0	(14)%	(13)%

Operating income	54.8				61.8	0.5		62.3	(11)%	(12)%
Non-operating expense (income):
Interest expense	11.0				12.5				(12)%
Interest income	(1.9)				(1.6)				19%
Equity in earnings of joint ventures	(2.5)				(2.9)				(14)%
Other expense, net	0.3				0.2				50%
Income before income tax	47.9	—		47.9	53.6	0.5		54.1	(11)%	(11)%
Income tax expense	15.3	1.5	(A.3)	16.8	19.4	(0.5)	(A.3)	18.9	(21)%	(11)%
Net income	$32.6	$(1.5)		$31.1	$34.2	$1.0		$35.2	(5)%	(12)%

Per share:
Diluted income per share	$0.30			$0.28	$0.29			$0.30	3%	(7)%

Weighted average number of shares outstanding:
Diluted	109.5				117.0

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended September 30, 2015		Three Months Ended September 30, 2014
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	32.3%		32.5%
Advertising, selling, general and administrative	17.9%		18.1%
Operating income	13.2%		13.1%	13.2%
Income before income tax	11.6%		11.4%	11.5%
Net income	7.9%	7.5%	7.2%	7.5%
Income tax rate	31.9%	35.0%	36.2%	35.0%

ACCO Brands Corporation and Subsidiaries
Supplemental Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
		Adjusted				Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Items (A)		Adjusted	Reported	Adjusted
Net sales	$1,098.3				$1,229.3				(11)%
Cost of products sold	757.7				856.3				(12)%
Gross profit	340.6				373.0				(9)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	219.4				249.4				(12)%
Amortization of intangibles	14.9				16.9				(12)%
Restructuring (credits) charges	(0.3)	0.3	(A.1)	—	1.6	(1.6)	(A.1)	—	NM	NM
Total operating costs and expenses	234.0	0.3		234.3	267.9	(1.6)		266.3	(13)%	(12)%

Operating income	106.6	(0.3)		106.3	105.1	1.6		106.7	1%	—%
Non-operating expense (income):
Interest expense	33.5	(0.1)	(A.2)	33.4	37.0	0.1	(A.2)	37.1	(9)%	(10)%
Interest income	(5.3)				(4.7)				13%
Equity in earnings of joint ventures	(5.1)				(5.3)				(4)%
Other expense, net	2.2	(1.9)	(A.2)	0.3	0.3				633%
Income before income tax	81.3	1.7		83.0	77.8	1.5		79.3	4%	5%
Income tax expense	26.8	2.3	(A.3)	29.1	30.1	(2.4)	(A.3)	27.7	(11)%	5%
Net income	$54.5	$(0.6)		$53.9	$47.7	$3.9		$51.6	14%	4%

Per share:
Diluted income per share	$0.49			$0.48	$0.41			$0.44	20%	9%

Weighted average number of shares outstanding:
Diluted	111.5				116.7

Statistics (as a % of Net sales, except Income tax rate)
	Nine Months Ended September 30, 2015		Nine Months Ended September 30, 2014
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.0%		30.3%
Advertising, selling, general and administrative	20.0%		20.3%
Operating income	9.7%	9.7%	8.5%	8.7%
Income from continuing operations before income tax	7.4%	7.6%	6.3%	6.5%
Net income	5.0%	4.9%	3.9%	4.2%
Income tax rate	33.0%	35.0%	38.7%	35.0%

ACCO Brands Corporation and Subsidiaries

Notes for Supplemental Reconciliation of Adjusted Results (Unaudited)

A.
“Adjusted” results exclude all unusual income tax items, restructuring charges (credits) and costs associated with refinancing of the Company's debt, in order to provide a comparison of underlying results of operations; in addition, income taxes have been recalculated at a normalized tax rate.

1.	Represents restructuring charges (credits).

2.	Represents the reversal of the write-off debt origination costs and other costs associated with the Company's refinancing in the second quarter of 2015 and a debt agreement amendment in 2014.

3.
Adjustment primarily reflects the tax effect of the adjustments outlined in items A.1-2 above and adjusts the company's effective tax rate to a normalized rate of 35%. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions.

Supplemental Reconciliation of Operating Income to Adjusted EBITDA (Unaudited)
(In millions of dollars)

“Adjusted EBITDA” represents adjusted operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense and joint venture income. The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Operating income	$54.8	$61.8	(11)%	$106.6	$105.1	1%
Restructuring charges (credits)	—	0.5	(100)%	(0.3)	1.6	NM
Adjusted operating income	54.8	62.3	(12)%	106.3	106.7	—%
Depreciation	7.9	8.5	(7)%	24.7	26.8	(8)%
Amortization of intangibles	4.8	5.4	(11)%	14.9	16.9	(12)%
Stock-based compensation expense	2.9	3.9	(26)%	10.5	11.6	(9)%
Joint venture income	2.5	2.9	(14)%	5.1	5.3	(4)%
Adjusted EBITDA	$72.9	$83.0	(12)%	$161.5	$167.3	(3)%

Adjusted EBITDA as a % of Net Sales	17.6%	17.6%		14.7%	13.6%

Supplemental Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow (Unaudited)
(In millions of dollars)

“Free Cash Flow” represents cash flow from operating activities less additions to property, plant and equipment, net of proceeds from the disposition of assets. The following table sets forth a reconciliation of reported net cash provided by operating activities in accordance with GAAP to Free Cash Flow.

Nine Months Ended September 30, 2015
Net cash provided by operating activities	$69.7

Net cash (used) provided by:
Additions to property, plant and equipment	(21.4)
Proceeds from the disposition of assets	2.7
Free cash flow	51.0

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2015					2014					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$166.7	$5.6	$(0.5)	$5.1	3.1%	$171.4	$(1.5)	$0.3	$(1.2)	(0.7)%	$(4.7)	(3)%	$6.3	NM	380
ACCO Brands International	94.6	3.3	—	3.3	3.5%	124.3	7.6	0.5	8.1	6.5%	(29.7)	(24)%	(4.8)	(59)%	(300)
Computer Products	28.7	2.0	—	2.0	7.0%	33.7	1.9	0.3	2.2	6.5%	(5.0)	(15)%	(0.2)	(9)%	50
Corporate	—	(8.3)	—	(8.3)		—	(8.6)	—	(8.6)		—		0.3
Total	$290.0	$2.6	$(0.5)	$2.1	0.7%	$329.4	$(0.6)	$1.1	$0.5	0.2%	$(39.4)	(12)%	$1.6	320%	50

Q2:
ACCO Brands North America	$268.6	$50.1	$—	$50.1	18.7%	$283.7	$49.0	$0.2	$49.2	17.3%	$(15.1)	(5)%	$0.9	2%	140
ACCO Brands International	96.7	6.2	—	6.2	6.4%	111.3	5.2	—	5.2	4.7%	(14.6)	(13)%	1.0	19%	170
Computer Products	29.4	2.2	0.2	2.4	8.2%	32.7	0.4	—	0.4	1.2%	(3.3)	(10)%	2.0	500%	700
Corporate	—	(9.3)	—	(9.3)		—	(10.7)	(0.2)	(10.9)		—		1.6
Total	$394.7	$49.2	$0.2	$49.4	12.5%	$427.7	$43.9	$—	$43.9	10.3%	$(33.0)	(8)%	$5.5	13%	220

Q3:
ACCO Brands North America	$279.8	$48.4	$—	$48.4	17.3%	$297.4	$50.5	$(0.5)	$50.0	16.8%	$(17.6)	(6)%	$(1.6)	(3)%	50
ACCO Brands International	104.3	11.3	(0.1)	11.2	10.7%	140.7	19.1	0.1	19.2	13.6%	$(36.4)	(26)%	(8.0)	(42)%	(290)
Computer Products	29.5	2.7	0.1	2.8	9.5%	34.1	2.7	0.9	3.6	10.6%	$(4.6)	(13)%	(0.8)	(22)%	(110)
Corporate	—	(7.6)	—	(7.6)		—	(10.5)	—	(10.5)		—		2.9
Total	$413.6	$54.8	$—	$54.8	13.2%	$472.2	$61.8	$0.5	$62.3	13.2%	$(58.6)	(12)%	$(7.5)	(12)%	—

Q4:
ACCO Brands North America						$253.5	$42.7	$3.3	$46.0	18.1%
ACCO Brands International						170.6	31.0	0.5	31.5	18.5%
Computer Products						35.8	3.2	(0.1)	3.1	8.7%
Corporate						—	(8.4)	0.2	(8.2)
Total						$459.9	$68.5	$3.9	$72.4	15.7%

Full Year:
ACCO Brands North America	$715.1	$104.1	$(0.5)	$103.6	14.5%	$1,006.0	$140.7	$3.3	$144.0	14.3%
ACCO Brands International	295.6	20.8	(0.1)	20.7	7.0%	546.9	62.9	1.1	64.0	11.7%
Computer Products	87.6	6.9	0.3	7.2	8.2%	136.3	8.2	1.1	9.3	6.8%
Corporate	—	(25.2)	—	(25.2)		—	(38.2)	—	(38.2)
Total	$1,098.3	$106.6	$(0.3)	$106.3	9.7%	$1,689.2	$173.6	$5.5	$179.1	10.6%

(A) See "Notes for Supplemental Reconciliation of Adjusted Results (Unaudited)" for a description of adjusted items on page 10.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	Percent Change - Sales
	GAAP	Non-GAAP
			Constant
			Currency
	Net Sales	Currency	Net Sales
	Change	Translation	Change (A)	Price	$ Volume/Mix
Q1 2015:
ACCO Brands North America	(2.7)%	(1.5)%	(1.2)%	1.6%	(2.8)%
ACCO Brands International	(23.9)%	(11.6)%	(12.3)%	4.3%	(16.6)%
Computer Products	(14.8)%	(8.9)%	(5.9)%	(0.3)%	(5.6)%
Total	(12.0)%	(6.1)%	(5.9)%	2.4%	(8.3)%

Q2 2015:
ACCO Brands North America	(5.3)%	(1.7)%	(3.6)%	1.1%	(4.7)%
ACCO Brands International	(13.1)%	(18.0)%	4.9%	4.1%	0.8%
Computer Products	(10.1)%	(8.9)%	(1.2)%	3.1%	(4.3)%
Total	(7.7)%	(6.5)%	(1.2)%	2.0%	(3.2)%

Q3 2015:
ACCO Brands North America	(5.9)%	(2.3)%	(3.6)%	0.6%	(4.2)%
ACCO Brands International	(25.9)%	(21.0)%	(4.9)%	8.0%	(12.9)%
Computer Products	(13.5)%	(7.9)%	(5.6)%	4.4%	(10.0)%
Total	(12.4)%	(8.2)%	(4.2)%	3.1%	(7.3)%

2015 YTD:
ACCO Brands North America	(5.0)%	(1.9)%	(3.1)%	1.0%	(4.1)%
ACCO Brands International	(21.4)%	(17.0)%	(4.4)%	5.6%	(10.0)%
Computer Products	(12.8)%	(8.6)%	(4.2)%	2.4%	(6.6)%
Total	(10.7)%	(7.0)%	(3.7)%	2.6%	(6.3)%
(A) Current period foreign operation sales translated at prior year currency rates.